Exhibit 99.2

Inno Holdings Inc. Announces Closing of $7.2 Million Registered Direct Offering

HONG KONG, SEPTEMBER 11, 2025 (GLOBE NEWSWIRE) — Inno Holdings Inc. (NASDAQ: INHD) (the “Company”), a trade-focused building technology and electronic products trading company, today announced the closing of the registered direct offering with institutional investors of approximately $7.2 million of shares of Common Stock and Pre-Funded Warrants at a price of $3.60 per share of Common Stock or $3.59999 per Pre-Funded Warrant.

The offering consisted of the sale of 1,200,000 shares of Common Stock of the Company and Pre-Funded Warrants to purchase 800,000 shares of Common Stock of the Company. The price per share of Common Stock was $3.60 (or $3.59999 for each Pre-Funded Warrant, which is equal to the offering price per share of Common Stock sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full. Upon closing, 285,000 Pre-Funded Warrants were exercised for the issuance of 285,000 shares of Common Stock of the Company.

The Company received aggregate gross proceeds from the offering of approximately $7.2 million. The transaction closed on September 11, 2025. The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital.

Aegis Capital Corp. acted as exclusive placement agent for the offering. McCarter & English, LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-284054) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on January 10, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inno Holdings Inc.

INNO is a trade-focused building technology company dedicated to revolutionizing the construction industry with proprietary cold-formed steel framing, AI-driven design, and automation. The Company is also expanding into electronic product trading and growing its sales and distribution network. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com